WorldPort Communications, Inc.
100 California Street, Suite 1400
San Francisco, California 94111
Telephone (415) 393-0724
Facsimile (415) 393-0721

Aprio 4, 1997

Mr. Dean Spies
507 Knoll Forest Drive
Sugarland, Texas 77479
Telephone (281) 343-9125
Telephone (281) 584-4692

Dear Mr. Spies:

I am pleased to present below the terms and conditions under which WorldPort Communications, Inc. is prepared to offer you the position of Chief Financial Officer.

     1. Base Salary of $82,000.00 annually;
     2. $200.00 monthly car allowance;
     3. One year employment term;
     4. One-month termination notice with a total severance equal to six months base salary;
     5. Company-paid benefits;
     6. Stock Options as follows:
          40,000 shares upon effective date of employment; exercise price $0.75 per share
          40,000 shares after one year of service; exercise price $1.00 per share
          40,000 shares after two years of service; exercise price $1.50 per share
     7. Annual Bonus: Up to 25% of Annual Base Salary, based on performance criteria to be determined by the Board of Directors. Bonus to be determined and paid semi-annually.

Please sign below if you agree to these terms and conditions, whereupon we will immediately prepare a formal employment agreement for your review and signature.

We look forward to working with you.

Sincerely,


/s/ Edward Mooney
Edward Mooney
Chief Executive Officer

Accepted by:


/s/ Dean Spies
-----------------------------------------    Date:  April 7, 1997
Dean Spies